SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 7, 2002

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9.   Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on March 7, 2002 as follows:

CLEVELAND-CLIFFS ANNOUNCES EMPIRE MINE START-UP

     CLEVELAND, OH, March 7, 2002 — Cleveland-Cliffs Inc (NYSE:CLF) announced today that the Empire Mine, near Palmer, Michigan will resume operations in late March. It is currently expected that the iron ore mining and processing facility will produce approximately three million tons of pellets in 2002. About 360 salaried and hourly employees will return to work. The mine has been idle since late November 2001 when LTV Corporation, a 25 percent owner of Empire, ceased integrated steel making operations. The mine produced 5.7 million tons of pellets in 2001.

     John S. Brinzo, Cliffs’ Chairman and Chief Executive Officer, said, “Ispat Inland and Cliffs, Empire’s remaining owners, have worked diligently to develop a 2002 production plan for Empire. However, much work remains to improve the mine’s viability and its position as an iron ore supplier to the North American steel industry. We must continue our efforts to use Empire’s most efficient production equipment and further reduce costs. Both Ispat and Cliffs are continuing to explore potential operating scenarios for future years.”

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Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage and hold equity interests in five iron ore mines in Michigan, Minnesota, and Eastern Canada. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this news release to “Cliffs” include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

Actual results may differ materially from such statements for a variety of factors, such as: changes in the iron ore requirements of North American integrated steel producers due to electric furnace production and/or imports of finished and semi-finished steel, pig iron or iron ore; adverse changes in the financial condition of the Empire Mine owners; rejection of major contracts or agreements by the Empire Mine owners under provisions of the U.S. Bankruptcy Code; major equipment failures and process difficulties; and the availability and cost of key production components, e.g., labor, electric power, fuel and water.

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     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ web site. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ C. B. Bezik Name: C. B. Bezik Title: Senior Vice President–Finance

Dated:  March 8, 2002

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